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                                                              EXHIBIT 11.1




                     Computation of Earnings Per Share Data

    The following formulas were used to calculate the earnings per share data shown in the Consolidated Statements of Income and Retained Earnings for the three months and six months ended June 30, 1997 and June 30, 1996 included in this Report.

                                       CALCULATION


THREE MONTHS ENDED

June 30, 1997     Net Income      Net Income              =  $1,657,000 = $ .28
                                  ----------------------    -----------
                  per common      Weighted average shares     5,994,114
                  share           of Common Stock for the
                                  period

June 30, 1996     Net Income      Net Income              =  $ 618,000 = $ .10
                                  -----------------------    -----------
                  per common      Weighted average shares     5,986,923
                  share           of Common Stock for the
                                  period

SIX MONTHS ENDED

June 30, 1997     Net Income      Net Income              =  $ 3,202,000 = $ .53
                                  -----------------------    -----------
                  per common      Weighted average shares      5,992,987
                  share           of Common Stock for the
                                  period

June 30, 1996     Net Income      Net Income              =  $   631,000 = $ .10
                                  -----------------------    -----------
                  per common      Weighted average shares      6,060,658
                  share           of Common Stock for the
                                  period

For purposes of calculating earnings per share, there were 5,994,114 and 5,992,987 weighted average shares of common stock outstanding during the three months and six months ended June 30, 1997 and 5,986,923 and 6,060,658 weighted average shares of common stock outstanding during the three months and six months ended June 30, 1996. The effect of the Company's stock option plans was anti-dilutive for all periods presented.